UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2007

ALGODYNE ETHANOL ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52094

(Commission File Number)

76-0773943

(IRS Employer Identification No.)

817 Hillgrove Ct. Las Vegas, Nevada 89145

(Address of principal executive offices and Zip Code)

360.820.2620

Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 26, 2007, Greg McAdam resigned as our President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer and a director of our company.

On January 26, 2007, Richard Ritter v. Raffay was appointed as our President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer and a director of our company.

Mr. Raffay has a Master of Business Administration from the Hamburg University for Economics and Politics and studied management economics and law at the University of Hamburb, law faculty, Hamburg. Mr. Raffay has acted as the managing director of Hanseatishe Commodity und Capital GmbH, and was a senior corporate finance advisor at Eutelis GmbH, Ratingen, subsidiary of Deutsche Telekom and France Telekom. In addition, Mr. Raffay has served as a member of the supervisory board of Khan Oppenheimer and Pictet AG in Hamburg.

Family Relationships

There are no family relationships with Mr. Ritter v. Raffay and any of our other directors.

Certain Related Transactions and Relationships

We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, Mr. Ritter v. Raffay has had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALGODYNE ETHANOL ENERGY CORP.

/s/ Vladislav Iaroukov

Vladislav Iaroukov

Director

Date: January 29, 2007

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